As filed with the Securities and Exchange Commission on September 13, 2000.
                                                         Registration No. 333-
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            -----------------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            -----------------------
                            Epoch Securities, Inc.
                               Initial Depositor
              (Exact name of registrant as specified in charter)
                            -----------------------
                               XYZ NETS(sm) Trust
                               yet-to-be formed
                     (Issuer with respect to the receipts)
                            -----------------------

                 Delaware                                     6211                                   94-3345622
     (State or other jurisdiction of              (Primary Standard Industrial                    (I.R.S. Employer
      incorporation or organization)              Classification Code Number)                  Identification Number)

                               151 Union Street
                                 IceHouse Two
                            San Francisco, CA 94111
                                (415) 315-3100

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       Thomas C. Janson, Jr.                             Copies to:
     Executive Vice President                        Lawrence C. Tondel
      Epoch Securities, Inc.                          Brown & Wood LLP
         151 Union Street                          One World Trade Center
           IceHouse Two                           New York, New York 10048
      San Francisco, CA 94111                          (212) 839-5300
          (415) 315-3100

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

         Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

                            -----------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

================================= ====================== ====================== ====================== =====================
                                                           Proposed Maximum       Proposed Maximum
     Title of Each Class of           Amount to Be          Offering Price       Aggregate Offering         Amount of
  Securities to Be Registered          Registered           Per Receipt(1)            Price(1)         Registration Fee(2)
--------------------------------- ---------------------- ---------------------- ---------------------- ---------------------
XYZ NETS ......................     200,000 receipts              $50                $10,000,000              $2,640
================================= ====================== ====================== ====================== =====================

--------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold in market-making transactions.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

                             Subject to Completion
                Preliminary Prospectus dated September 13, 2000

Prospectus

                              [                    ]

                      [GRAPHIC OMITTED][GRAPHIC OMITTED]

                            [ ] Depositary Receipts
                               XYZ NETS(sm) Trust

                                 ------------

The XYZ NETS(sm)

o Are depositary receipts that represent your undivided beneficial ownership in shares of U.S.-traded common stock of a group of companies that [ __________ ].

o The list of companies and the number of shares of their common stock represented by the XYZ NETS can be found on page 1 of this prospectus.

o Are separate from the underlying shares of common stock that will be held by the XYZ NETS Trust.

o May only be acquired, traded or exchanged in a round-lot amount of 100 XYZ NETS or round-lot multiples.

o Prior to this offering, no public market existed for the XYZ NETS; application has been made to list the XYZ NETS on the American Stock Exchange under the symbol "[ ]".

The XYZ NETS Trust:

o    Has been formed to hold the underlying common stocks and issue the XYZ
     NETS.

o    May issue additional XYZ NETS on a continuous basis.

o Is not a registered investment company under the Investment Company Act of 1940.

o Investors Bank & Trust Company will act as trustee and receive compensation as set forth in the depositary trust agreement.

o XYZ NETS are interests in and obligations of the XYZ NETS Trust and not of Epoch Securities, Inc., Epoch Partners, Inc., or Investors Bank & Trust Company or any of their affiliates.

                  Investing in XYZ NETS involves significant risks. See "Risk Factors" starting on page 7 of this prospectus.

                            -----------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.
                    Any representation to the contrary is a
                              criminal offense.

                                            Initial Price        Underwriting
                                              to Public*             Fee
 Per XYZ NETS........................             $                   2%

------------------
     * Includes underwriting fee.


         The initial public offering price for a round-lot of 100 XYZ NETS will equal the sum of the products of the closing market prices on the pricing date on the primary trading market and the number of deposited shares for all of the companies in the round-lot as specified in this prospectus, plus an underwriting fee.

                            -----------------------

                                Epoch Partners

                            -----------------------

                   The date of this prospectus is [ ], 2000.

"NETS" and "New Era Trust Securities" are service marks of Epoch Partners,
Inc.

                               TABLE OF CONTENTS

                                                                            Page

Summary Information..........................................................1

Risk Factors.................................................................7

Description of the Trust....................................................10

Description of XYZ NETS.....................................................10

Description of the Underlying Securities....................................13

Description of the Depositary Trust Agreement...............................15

Federal Income Tax Consequences.............................................18

ERISA Considerations........................................................19

Underwriting................................................................20

Legal Matters...............................................................20

Where You Can Find More Information.........................................21

Exhibit A...................................................................22





                            -----------------------

         This prospectus contains information you should consider when making your investment decision. With respect to information about XYZ NETS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell XYZ NETS in any jurisdiction where the offer or sale is not permitted.

                            -----------------------

         Epoch Securities, Inc. conducts a significant part of its securities business under the name "Epoch Partners," as also used on the cover page hereof. See "Underwriting."

                            -----------------------

         From time-to-time in the future, we may offer to the public new NETS securities representing companies in other sectors. The terms of any future NETS, NETS offering or NETS trust may be different from the terms of this offering.

                              SUMMARY INFORMATION

         This discussion summarizes information regarding the XYZ NETS. This discussion is not complete, and you should read the entire prospectus carefully before you purchase any XYZ NETS.

         What are the XYZ NETS?

         The XYZ NETS are depositary receipts that represent your undivided beneficial ownership interest in the shares of U.S.-traded common stock held by the XYZ NETS Trust. The XYZ NETS themselves are separate from the underlying securities. The specific companies whose shares are represented by the XYZ NETS and the number of their shares of common stock that are represented by each round-lot of 100 XYZ NETS are set forth in the chart below. The final selection will be determined on [ _________ ], 2000, the pricing date, so that

o    the initial issue price will be approximately $40 - $50 per XYZ NETS,

o the initial weightings of each underlying security approximates the relative equity market values of the specified companies (based on the closing market prices of the underlying securities on the trading day immediately preceding the pricing date), and

o    the maximum initial weighting of any underlying security is 15%.

     The following chart provides the

o names of the 20 companies whose shares of common stock are represented by the XYZ NETS,

o    stock ticker symbols,

o    the number of shares of each company represented by a round-lot of 100
     XYZ NETS as of [       ], 2000,

o    initial weightings as of [       ], 2000, and

o primary market on which the shares of common stock of the selected companies are traded.

                                Number of
                                Shares Per      Initial             Primary
Name of Company    Ticker       Round-Lot     Weightings       Trading Market
---------------    ------       ---------     ----------       --------------

         These companies generally are considered to be among the largest and most liquid companies with U.S.-traded common stock involved in the [ ] industry, as measured by equity market value and trading volume on [ ], 2000. The equity market value of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock. The inclusion of a company's common stock in the XYZ NETS is not a recommendation of that company or its common stock by Epoch Securities, Inc., Ameritrade (Inc.), Charles Schwab & Co., Inc., the XYZ NETS Trust, the trustee or any of their affiliates.

         The share amounts, set forth above, will not change, except for changes due to corporate events, such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.

         What is the [         ] industry? What do companies in this industry
generally do?

         [Industry description and general description of the operations of the underlying companies]

     Why were the XYZ NETS created?

     XYZ NETS are designed to achieve the following:

o Industry specific diversification. XYZ NETS are designed to allow you to diversify your investment in 20 companies through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

o Ownership flexibility. The beneficial owners of XYZ NETS have undivided beneficial ownership interests in each of the underlying securities represented by the XYZ NETS and can exchange their XYZ NETS for the underlying securities represented by the XYZ NETS.

o Lower transaction costs. The expenses associated with trading XYZ NETS are expected to be less than trading each of the underlying securities separately.

o Tax benefits. Because you indirectly own the underlying securities, you can choose when to sell the XYZ NETS or exchange the XYZ NETS for the underlying securities and sell those securities in order to manage the timing of your recognition of short-term or long-term capital gains, if any.

         How is the initial public offering price of the XYZ NETS determined?

         The initial public offering price for a round-lot of 100 XYZ NETS will equal the sum of the products of the closing market prices on the pricing date on the primary trading market and the number of deposited shares for all of the companies in the round-lot, plus an underwriting fee. We expect the initial public offering price to be between $40 and $50 per XYZ NETS.

     Can I purchase XYZ NETS after the initial public offering?

     After the initial offering, you may acquire XYZ NETS in two ways:

o    through a cash purchase in the secondary trading market, or

o after 25 days from the initial offering, through an in-kind deposit through the Depository Trust Company, referred to as DTC, of the required number of shares of common stock of the underlying issuers with the trustee.

         The restriction on the purchase of XYZ NETS through an in-kind deposit during the 25 day period from the initial offering is intended to reduce arbitrage-related trading that could adversely affect the prices of the underlying securities and the XYZ NETS. We cannot assure you that this restriction will effectively reduce or eliminate this arbitrage-related trading and its adverse affect on prices.

         Will I be charged any transaction fees or expenses with respect to the purchase or sale of the XYZ NETS?

         If you purchase XYZ NETS in the initial public offering, you will pay an underwriting fee equal to 2% of the initial public offering price. You will not be charged any issuance fee or other sales commission in connection with purchases of XYZ NETS made in the initial public offering.

         After a period of twenty-five days following the initial offering, if you wish to create XYZ NETS by delivering to the XYZ NETS Trust the requisite number of shares of all of the underlying common stocks represented by a round-lot of 100 XYZ NETS, Investors Bank & Trust Company, as trustee, will charge you an issuance fee of up to $5.00 for each round-lot of 100 XYZ NETS. If you wish to exchange your XYZ NETS for the underlying securities, Investors Bank & Trust Company, as trustee, will charge you an exchange fee of up to $5.00 for each round-lot of 100 XYZ NETS.

         You will not be able to purchase the XYZ NETS through an in-kind deposit for a period of 25 days after the initial offering. You may exchange your XYZ NETS for the underlying securities, at any time after the initial offering.

         If you choose to receive XYZ NETS through an in-kind deposit of the underlying securities after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker.

         If you acquire XYZ NETS through a cash purchase in the secondary trading market, you will be responsible for paying any sales commission associated with your purchase that is charged by your broker.

         Investors Bank & Trust Company, as trustee and as custodian, will charge you a quarterly custody fee of $1.00 for each round-lot of 100 XYZ NETS to be deducted from any cash dividend or other cash distributions on underlying securities received by the XYZ NETS Trust. In addition, Investors Bank & Trust Company, as trustee and as custodian, will charge you a handling fee of $.25 for each round-lot of 100 XYZ NETS, when each cash dividend or other cash distribution on the underlying securities is made. The custody fee and handling fee will be deducted from any cash dividend or other cash distributions on underlying securities received by the XYZ NETS Trust. The quarterly custody fee will aggregate over the course of each calendar year and fees from previously unpaid quarters may be paid from cash distributions made during the current quarter. However, no fees will accrue in excess of the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         What about taxes?

         We recommend that you consult with your own tax advisor to insure that you understand how the U.S. federal income tax laws may apply to your particular situation. However, a general tax summary relating to the purchase and ownership of XYZ NETS is provided below. Please refer to the section entitled "Federal Income Tax Consequences" on page 17 of this prospectus for a more complete description.

         A person purchasing and owning XYZ NETS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by the XYZ NETS. When purchasing XYZ NETS, a holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the XYZ NETS among the underlying securities based on their relative fair market values at the time of the XYZ NETS purchase. Similarly, when selling XYZ NETS, a holder will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of the XYZ NETS sale. A holder's gain or loss with respect to each underlying security will be computed by subtracting its basis in the underlying security from the amount realized on that security.

         The brokerage fee incurred in purchasing an XYZ NETS will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling XYZ NETS will reduce the amount realized with respect to the underlying securities.

         What rights do I have as a holder of the XYZ NETS depository receipts?

         You have the right to exchange the XYZ NETS for the underlying securities upon request at any time after the initial offering through your broker or other financial intermediary that is a participant of DTC, subject to suspension by the trustee in certain limited instances, by delivering a round-lot or integral multiple of a round-lot of XYZ NETS to the trustee, during the trustee's business hours, and paying the exchange fees, taxes and any other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of exchange. The trustee will not deliver fractional shares of underlying securities. To the extent that any exchange of XYZ NETS would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the XYZ NETS Trust, in turn, will deliver cash in lieu of such share. In connection with any such sale, the trustee, in its sole discretion, will take reasonable steps to obtain best execution, and in connection therewith will select brokers to effect such sale (which may include affiliates of the trustee, Epoch Securities, Inc. or any other depositor). Any such distribution of cash related to the sale of such fraction will be treated as a cash distribution for the purposes of the determination of custody fees and handling fees payable to the trustee. Except with respect to the right to vote for dissolution of the XYZ NETS Trust, the XYZ NETS themselves will not have voting rights.

         What rights do I have relating to the underlying common stocks as a holder of the XYZ NETS?

         You have the right to:

o receive all shareholder disclosure materials, including annual reports, quarterly reports and proxy materials, distributed by the issuers of the underlying securities,

o instruct the trustee to vote the underlying securities on all matters or attend shareholder meetings and vote yourself, and

o receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees.

         If you wish to participate in a tender offer for any of the underlying securities, you must obtain the underlying securities by surrendering your XYZ NETS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement -- Exchange of XYZ NETS for the underlying securities."

         Will the common stocks, the share amounts or the weightings underlying the XYZ NETS ever change?

         The common stocks and the share amounts, set forth above, will not change, except for changes due to corporate events, such as stock splits or reverse stock splits on the underlying securities or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.

         Reconstitution events that can result in the delivery of the common shares of a specific company represented by the XYZ NETS to the XYZ NETS holders include:

o If an issuer of underlying securities no longer has a class of common stock registered under Section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the XYZ NETS.

o If the Securities and Exchange Commission (the "SEC") finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the XYZ NETS.

o If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of XYZ NETS, unless the merger, consolidation or other corporate combination is between companies that are already included in the XYZ NETS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the XYZ NETS Trust.

o If an issuer's underlying securities are delisted from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or NASDAQ within five business days from the date such securities are delisted.

         If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event. No other shares will be added in substitution of this underlying security, and the number of companies represented by the XYZ NETS will be reduced accordingly.

         What is the XYZ NETS Trust?

         The XYZ NETS Trust is the issuer of the XYZ NETS. This XYZ NETS Trust will be formed under the depositary trust agreement, dated as of [ _______ ], 2000, among Investors Bank & Trust Company, as trustee, Epoch Securities, Inc., as initial depositor and other depositors, if any, and the owners of the XYZ NETS. The XYZ NETS Trust is not a registered investment company under the Investment Company Act of 1940.

         The XYZ NETS Trust will hold shares of common stock issued by specified companies involved in [ ] industry. Except when a reconstitution event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the Depositary Trust Agreement -- Reconstitution events." Under no circumstances will the common stock of a new company be added to the common stocks underlying the XYZ NETS.

         The XYZ NETS Trust's assets and the number of XYZ NETS outstanding may increase or decrease as a result of in-kind deposits or exchanges of the XYZ NETS for the underlying securities.

         Can the XYZ NETS Trust be terminated? What happens then?

         The XYZ NETS Trust will terminate on December 31, 2005, or earlier if a termination event occurs. If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event. Termination events include:

o The XYZ NETS are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date the XYZ NETS are delisted.

o The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Epoch Securities, Inc., as initial depositor, of its intent to resign.

o More than 50% of beneficial owners of outstanding XYZ NETS vote to dissolve and liquidate the XYZ NETS Trust.

o Either Epoch Securities, Inc., as the initial depositor, or the trustee determines, in its sole discretion, that legal or regulatory issues (including litigation or potential litigation, patent infringement claims arising from similar financial products originated by unaffiliated third parties, SEC action or interpretive developments of applicable law or regulation) make such early termination in the best interest of the beneficial owners of the XYZ NETS, Epoch Securities, Inc. or the trustee.

o Less than nine issuers of underlying securities are represented by the XYZ NETS.

o In excess of $50,000 of extraordinary trust expenses, as defined in the depositary trust agreement, have been incurred by or on behalf of the XYZ NETS Trust since the closing date, or are reasonably believed by the trustee to be incurred within the succeeding 30 day period and either the trustee or Epoch Securities, Inc. elects to terminate the XYZ NETS Trust.

         Will the XYZ NETS be listed on a stock exchange?

         Prior to this offering, no public market existed for the XYZ NETS. Application has been made to list the XYZ NETS on the American Stock Exchange under the symbol "[ ]", subject to official notice of issuance. In the event that a fractional share comes to be represented by a round-lot of XYZ NETS, the XYZ NETS Trust may require a minimum of more than one round-lot of 100 XYZ NETS for an issuance so that the XYZ NETS Trust will always receive whole share amounts for issuance of XYZ NETS. Trading will take place only in round-lots of 100 XYZ NETS and round-lot multiples. Bid and ask prices, however, will be quoted per single XYZ NETS. A minimum of 150,000 XYZ NETS will be required to be outstanding when trading begins.

         What is the role of Epoch Securities, Inc.? Who is Epoch Securities, Inc. and Epoch Partners?

         Epoch Securities, Inc. will be the initial depositor of the underlying common stocks to the XYZ NETS Trust and the managing underwriter of the XYZ NETS. It is intended that Epoch Securities, Inc. will have binding commitments from Ameritrade (Inc.) and Charles Schwab & Co., Inc. at the time it makes the initial deposit of the underlying common stocks to the XYZ NETS Trust to acquire from Epoch Securities, Inc. all the XYZ NETS that Epoch Securities, Inc. obtains from the XYZ NETS Trust upon making such deposit, and to offer and sell the XYZ NETS to public investors. Epoch Securities, Inc. will not directly sell any XYZ NETS. Epoch Securities, Inc., which does business as Epoch Partners, is an investment bank formed in November 1999. In addition to this offering, Epoch Securities, Inc. and its affiliates have engaged in the business of public and private equity financing, private equity investing and financial advisory services since its inception. Epoch Securities, Inc. may provide investment banking and other financial services to certain of these companies in the future, for which it will receive customary fees and commissions. See "Underwriting."

         What is the role of the trustee? Who is Investors Bank & Trust
Company?

         The trustee will act as the custodian of the underlying securities, generally through an account at DTC, and will perform the services specified in the depositary trust agreement. Investors Bank & Trust Company, a Massachusetts trust company, will be the trustee and receive compensation as set forth in the depositary trust agreement. Investors Bank & Trust Company, which is subject to supervision by the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System, is a subsidiary of Investors Financial Services Corp., a bank holding company, organized under the laws of the state of Delaware. Investors Bank & Trust Company and its affiliates provide global custody, multicurrency accounting, institutional transfer agency, performance measurement, cash management, foreign exchange, securities lending, mutual fund administration, institutional trust services and investment advisory services. These services are generally provided to financial asset managers, such as mutual fund complexes, investment advisors, banks and insurance companies. As of December 31, 1999, Investors Bank & Trust Company and its affiliates provided such services for net assets totaling approximately $290 billion, including approximately $17 billion of foreign assets. Services are provided from offices in Boston, New York, Toronto, the Cayman Islands and Dublin.

         Are there any risks associated with my investment?

         An investment in XYZ NETS involves significant risks. Please refer to the section entitled "Risk Factors" on page 7 of this prospectus for a more complete description of these risks.

                                 RISK FACTORS

         An investment in XYZ NETS involves risks similar to investing directly in each of the underlying securities, including risks associated with concentrated investments in the [ __________________ ] industry.

Risks Specific to this Offering and XYZ NETS

         You may lose your investment in the XYZ NETS.

         Because the value of XYZ NETS is directly related to the value of the underlying securities, which could decline in value, you may lose all or a substantial portion of your investment in XYZ NETS.

         XYZ NETS may trade at a discount to the aggregate value of the underlying securities.

         XYZ NETS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of XYZ NETS wishes to realize the dollar value of the underlying securities, that owner will have to exchange the XYZ NETS. Such exchange will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement -- Exchange of XYZ NETS for the underlying securities." Also, the underlying securities for 100 XYZ NETS may be in odd lots and the cost of liquidating such odd lots will increase the cost of any such exchange.

         XYZ NETS may not be representative of the [             ] industry.

         Although the companies whose common shares are represented by the XYZ
NETS are generally considered to be involved in the [                   ]
industry, the prices of these common shares may not reflect the price
movements of the entire [                       ] industry. As a result, your
investment in the XYZ NETS may decline in value as the underlying common shares decline in value, even if the stock prices of other companies in the
[                      ] industry increase in value over the same time period.
The [ ] industry is also characterized by significant change. Therefore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in the [ ] industry. In this case, the XYZ NETS may no longer consist of securities issued only by companies involved in the
[                  ] industry. In addition, the composition of the [          ]
industry as comprised by Epoch Securities, Inc. may not reflect the composition of similarly designated industries comprised by other parties. Accordingly, the past performance or prospects of future performance of any similarly designated industry is not necessarily comparable to the [ ] industry as comprised by Epoch Securities, Inc. and as represented by the XYZ NETS.

         We have not investigated the investment merit of the underlying securities.

         The underlying securities included in the XYZ NETS were selected by Epoch Securities, Inc. based on objective measurements, including equity market value and market liquidity, without regard to their value, price performance, volatility or investment merit. Consequently, the XYZ NETS Trust, the trustee, Epoch Securities, Inc. and their affiliates, have not performed any investigation or review of the selected companies, including any review or analysis of the public filings by the companies in connection with the offering of the XYZ NETS. The inclusion of the common shares of any company in the XYZ NETS is not an investment recommendation by any of these parties.

         XYZ NETS may not continue to represent a diversified investment in
the [           ] industry.

         The [                               ] industry is characterized by
significant change. As a result of business developments, reorganizations or market fluctuations affecting companies whose shares are represented by the
XYZ NETS, XYZ NETS may not continue to represent a diversified investment in
the [           ] industry. Instead, XYZ NETS may come to represent a
concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the
risks of concentrated investments. New companies within the [                 ]
industry may also emerge, and these companies can not become part of the XYZ NETS.

         You will not be able to purchase the XYZ NETS through an in-kind deposit for a period of 25 days after the initial offering.

         You will not be able to purchase the XYZ NETS through an in-kind deposit for a period of 25 days after the initial offering. However, you may exchange your XYZ NETS for the underlying securities, at any time after the initial offering. The restriction on the purchase of XYZ NETS through an in-kind deposit during the 25 day period from the initial offering is intended to reduce arbitrage-related trading that could adversely affect the prices of the underlying securities and the XYZ NETS. We cannot assure you that this restriction will effectively reduce or eliminate this arbitrage-related trading and its adverse affect on prices.

         You will have to exchange your XYZ NETS to sell individual underlying securities or participate in a tender offer relating to one of the underlying securities.

         In order to sell one or more of the underlying securities individually or to directly participate in a tender offer relating to one or more of the underlying securities, you will be required to exchange your XYZ NETS in order to receive delivery of each of the underlying securities. The exchange of your XYZ NETS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The exchange of XYZ NETS will involve payment of an exchange fee to the trustee.

         Trading in XYZ NETS may be halted.

         If trading is halted in one or more of the underlying securities, then trading in the XYZ NETS may be halted even if trading continues in some or all of the other underlying securities. If trading in XYZ NETS is halted, you will still be able to exchange your XYZ NETS for the underlying securities as described in this prospectus.

         Third parties may claim that the XYZ NETS infringe upon their intellectual property rights.

         We cannot assure you that third parties will not assert that the XYZ NETS or the XYZ NETS Trust utilizes or incorporates certain elements which infringe upon their rights. Third parties are increasingly seeking broad "business method" patents which purport to cover expansive areas of operations. We are not aware of any infringement claims that could be made; however, we have not conducted a search to determine whether the XYZ NETS or XYZ NETS Trust may be infringing upon patent or other proprietary rights of third parties. Any infringement claims, regardless of whether they have merit, could result in costly litigation and the termination of the XYZ NETS Trust. If an infringement claim were successfully asserted against the XYZ NETS Trust, it may require that the XYZ NETS Trust be dissolved or that the XYZ NETS Trust enter into an arrangement to license the intellectual property covered by any such claim. If so, the XYZ NETS Trust may not be able to obtain acceptable royalty or license agreements terms. The depositary trust agreement permits Epoch Securities, Inc. or the trustee to terminate the XYZ NETS Trust in the event of any pending or threatened litigation, including any such infringement claims. If the XYZ NETS Trust were terminated, the underlying securities would be delivered to holders of the XYZ NETS in exchange for the XYZ NETS. No fees would be payable to the trustee by the holders on such delivery.

         The XYZ NETS Trust may be terminated early.

         Epoch Securities, Inc., as initial depositor, or the trustee, may elect to terminate the XYZ NETS Trust early if it determines, in its sole discretion, that legal or regulatory issues (including litigation or potential litigation, patent infringement claims arising from similar financial products originated by unaffiliated third parties, SEC action or interpretive developments of applicable law or regulation) make such early termination in the best interest of the beneficial owners of the XYZ NETS, Epoch Securities, Inc. or its affiliates or the trustee. Reconstitution events can result in the delivery of the common shares of a specific company represented by the XYZ NETS to the XYZ NETS holders. No other shares will be added in substitution of this underlying security, and the number of companies represented by the XYZ NETS will be reduced accordingly. If the number of companies whose common stock is held in the XYZ NETS Trust falls below nine, the Trust will terminate. Any such early termination may have a negative economic impact on the beneficial owners if the XYZ NETS are trading at a premium over the aggregate values of the underlying securities or to the extent that the termination increases the expenses related to the potential sale of the underlying securities, including expenses related to sales of underlying securities in odd lots.

         Epoch Securities, Inc. and its affiliates may face possible conflicts of interest.

         Epoch Securities, Inc. has selected the[                            ]
industry and the companies whose common shares are represented by the XYZ NETS and may face possible conflicts of interest in connection with its activities. For example, Epoch Securities, Inc. may provide investment banking and other services to issuers of the underlying securities in connection with its business, or may make purchases or sales, including establishing long or short positions, in the underlying securities for its own account, and may issue research in respect thereof which may affect the market price of one or more of the underlying securities. In addition, Epoch Securities, Inc., as initial depositor, will purchase, directly or indirectly, in the secondary market, the underlying securities that will be deposited into the XYZ NETS Trust. Epoch Securities, Inc. may make these purchases before the deposit into the XYZ NETS Trust, or it may borrow securities for the deposit and subsequently purchase the securities to deliver to the lenders of the securities previously borrowed. In either event, the purchases of the underlying securities will be made at various prices. As the initial offering price for the XYZ NETS will be based on the closing market price of each of the underlying securities on the pricing date, Epoch Securities, Inc. may recognize a gain on its purchases of the underlying securities. Specifically, if the closing market price for the underlying securities on the pricing date is higher than the price at which Epoch Securities, Inc. purchases the underlying securities then it will recognize a gain in connection with such purchases. Epoch Securities, Inc. may recognize this gain on any or all of the underlying securities that comprise the XYZ NETS. The potential profit of Epoch Securities, Inc. may also be affected, by any hedging activities in which it may engage while purchasing the underlying securities in the secondary market for deposit into the XYZ NETS Trust. These activities may result in conflicts of interest for Epoch Securities, Inc. and its affiliates in connection with the initial selection of the underlying securities included in the XYZ NETS, the selection of the
[                      ] industry, Epoch Securities, Inc.'s activity in the
secondary market in the underlying securities and the creation and exchange of XYZ NETS by the trustee.

         The prices of the underlying securities may temporarily increase prior to their acquisition by the XYZ NETS Trust and may decline immediately thereafter.

         Prices for the underlying securities may decline immediately after the pricing date. If the trading prices for the underlying securities decline, the trading price of XYZ NETS will also decline. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the XYZ NETS Trust may temporarily increase the market price of the deposited shares, which will result in a higher initial offering price for the XYZ NETS. Large volumes of purchasing activity, which may occur in connection with the issuance of XYZ NETS, particularly in connection with the initial issuance of XYZ NETS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for them. Temporary increases in the market price of the underlying securities may also occur as a result of purchasing activity by other market participants. Other market participants may attempt to benefit from the increases in the market price of the underlying securities that may occur as a result of the increased purchasing activity in the underlying securities resulting from the issuance of the XYZ NETS. Consequently, prices for the underlying securities may decline immediately after the pricing date. If the trading prices for the underlying securities decline, the trading price of XYZ NETS will also decline.

         Potential illiquidity of XYZ NETS.

         There is currently no market for the XYZ NETS and no assurance can be given that one will develop or, if an active secondary market for the XYZ NETS does develop, that it will continue to be sufficiently active as to provide liquidity for the XYZ NETS. In the event the American Stock Exchange listing standards are not met once trading has begun, the XYZ NETS will be delisted from the American Stock Exchange and the XYZ NETS Trust may be terminated. See "Description of the Depositary Trust Agreement - Termination of the XYZ NETS Trust."

Risk Factors Specific to Companies Involved in the [               ] Industry.

                           Description of The Trust

         This discussion highlights information about the XYZ NETS Trust. You should read this information, information about the depositary trust agreement and the depositary trust agreement before you purchase XYZ NETS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The XYZ NETS Trust will be formed pursuant to the depositary trust agreement, dated as of [ ], 2000. Investors Bank & Trust Company will be the trustee. The XYZ NETS Trust is intended to hold deposited shares for the benefit of owners of the XYZ NETS, and the XYZ NETS Trust will issue XYZ NETS. After the initial offering, the XYZ NETS Trust may issue additional XYZ NETS on a continuous basis when an investor deposits the requisite underlying securities with the trustee. The trustee will perform only administrative and ministerial acts. The property of the XYZ NETS Trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The XYZ NETS Trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a XYZ NETS. The XYZ NETS Trust will terminate on December 31, 2005, or earlier if a termination event occurs. The XYZ NETS Trust is not a registered investment company under the Investment Company Act of 1940.

                            Description of XYZ NETS

         XYZ NETS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The 20 companies to be included initially in this receipt program are listed in the section entitled "Summary Information -- What are the XYZ NETS?"

         You may only acquire, hold, trade and surrender XYZ NETS in a round-lot of 100 XYZ NETS and round-lot multiples. The XYZ NETS Trust will only issue XYZ NETS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 XYZ NETS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of XYZ NETS, the XYZ NETS Trust may require a minimum of more than one round-lot of 100 XYZ NETS for an issuance so that the XYZ NETS Trust will always receive whole share amounts for issuance of XYZ NETS.

         Beneficial owners of XYZ NETS will have most of the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the XYZ NETS Trust. These include the right of investors:

     o to receive all shareholder disclosure materials, including annual reports, quarterly reports and proxy materials, distributed by the issuers of the underlying securities,

     o    to instruct the trustee to vote the common stock,

     o to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security,

     o    to exchange the XYZ NETS for the underlying securities, and

     o to proceed against an issuer of an underlying security without having to act in concert with other beneficial owners of XYZ NETS or the trustee.

          In order to participate in a tender offer relating to one or more of the underlying securities, you will be required to exchange your XYZ NETS in order to receive delivery of each of the underlying securities. The exchange of your XYZ NETS will allow you to deliver individual underlying securities in a tender offer. The exchange of XYZ NETS will involve payment of an exchange fee to the trustee. XYZ NETS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

         XYZ NETS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of XYZ NETS wishes to realize the dollar value of the underlying securities, that owner will have to exchange the XYZ NETS. Such exchange will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement -- Exchange of XYZ NETS for the underlying securities." See also "Risk Factors - Risks Specific to this Offering and XYZ NETS."

Depository

         Description of the global certificates. Upon issuance, all of the XYZ NETS will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, DTC, as depository, and will be registered in the name of Cede & Co., DTC's partnership nominee. Unless and until it is exchanged in whole or in part for the XYZ NETS in definitive form, no global certificate may be transferred except as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor of the depository or a nominee of that successor.

         So long as DTC, or its nominee, is a registered owner of a global certificate, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the XYZ NETS represented by the global certificate for all purposes under the depositary trust agreement. Except as provided below, the beneficial owners of the XYZ NETS will not be entitled to have the XYZ NETS represented by a global certificate registered in their names, will not receive or be entitled to receive physical delivery of the XYZ NETS in definitive form and will not be considered the owners or holders of the XYZ NETS, including for purposes of receiving any reports delivered by Epoch Securities, Inc. or the trustee under the depositary trust agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the depositary trust agreement. Epoch Securities, Inc. understands that under existing industry practices, in the event that Epoch Securities, Inc. requests any action of holders or that an owner of a beneficial interest in a global certificate desires to give or take any action which a holder is entitled to give or take under the depositary trust agreement, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         DTC procedures. The following is based on information furnished by
DTC:

         DTC will act as securities depository for the XYZ NETS. The XYZ NETS will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered global certificates will be issued for the XYZ NETS in the aggregate principal amount of such issue, and will be deposited with DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

         Purchases of the XYZ NETS under DTC's system must be made by or through Direct Participants, which will receive a credit for the XYZ NETS on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of Direct and Indirect Participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the XYZ NETS are to be made by entries on the books of Direct and Indirect Participants acting on behalf of beneficial owners.

         To facilitate subsequent transfers, all the XYZ NETS deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the XYZ NETS with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the XYZ NETS; DTC's records reflect only the identity of the Direct Participants to whose accounts the XYZ NETS are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote with respect to the XYZ NETS. Under its usual procedures, DTC mails an omnibus proxy to the trustee as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants identified in a listing attached to the omnibus proxy to whose accounts the XYZ NETS are credited on the record date.

         Dividends, if any, or other payments, if any, made in cash on the XYZ NETS will be made in immediately available funds to Cede & Co. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depository's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that participant and not of DTC, the trustee or Epoch Securities, Inc., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends, if any, or other payments, if any, to Cede & Co. is the responsibility of the trustee, disbursement of those payments to Direct Participants shall be the responsibility of DTC, and disbursement of any payments to the beneficial owners will be the responsibility of Direct Participants and Indirect Participants.

         Exchange for certificated securities. If the depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by Epoch Securities, Inc. within 60 days, the global certificates will be exchangeable for the XYZ NETS in definitive form of like tenor and of an equal aggregate amount. The definitive XYZ NETS will be registered in the name or names as the depository shall instruct the trustee. It is expected that instructions may be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the global certificates.

         The information in this section concerning DTC and DTC's system has been obtained from sources that Epoch Securities, Inc. believes to be reliable, but Epoch Securities, Inc. takes no responsibility for its accuracy.

                   Description of The Underlying Securities

         The [                    ] industry.  [description of the industry]

         Selection criteria. The underlying securities are the common stocks of a group of 20 specified companies involved in various aspects of the
[                     ] industry and whose common stock is registered under
Section 12 of the Securities Exchange Act of 1934. The issuers of the underlying securities generally are considered to be among the largest capitalized, most liquid companies with U.S.-traded common stock registered under Section 12 of the Securities Exchange Act of 1934 that are involved in
the [                   ] industry, as measured by equity market value and
trading volume on [                    ], 2000. The following criteria were
used in selecting the underlying securities on [                   ], 2000:

     o    equity market value equal to or greater than $[       ] billion;

     o    average daily trading volume of at least [ ,000] shares over the 60
          trading days before [               ], 2000;

     o average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 trading
          day period prior to [               ], 2000) of at least $[        ]
          million over the 60 trading days before [                      ],
          2000; and

     o    a trading history of at least 90 calendar days.

         The equity market value of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders. Epoch Securities, Inc. examined available public information about each company, including such items as analysts' reports and other independent market research, solely to determine whether a company
actively participates in the [                            ] industry. See
"No investigation" below. The ultimate determination of the inclusion of the 20 specified companies, however, rested solely within the discretion of Epoch Securities, Inc.

         After the initial deposit, one or more of the issuers of the underlying securities may no longer be substantially involved in the
[        ] industry. In this case, the XYZ NETS may no longer consist of
securities issued by companies involved in the [             ] industry.
Epoch Securities, Inc. will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the [ ] industry and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by XYZ NETS, see "Summary Information -- What are the XYZ NETS?" If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be disclosed in a related prospectus and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.

         No investigation. In selecting the underlying securities, Epoch Securities, Inc., the XYZ NETS Trust, the trustee and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies in connection with the offering of the XYZ NETS, other than to the extent required to determine whether the companies satisfied the selection criteria outlined above. Accordingly, before you acquire XYZ NETS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." The inclusion of a company's common stock in the underlying securities of the XYZ NETS is not a recommendation to invest in that company or its common stock by Epoch Securities, Inc., Ameritrade (Inc.), Charles Schwab & Co., Inc., the XYZ NETS Trust, the trustee or any of their affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Exhibit A."

         The following table and graph set forth the composite performance of the underlying securities represented by a single XYZ NETS as of the pricing date based upon the share amounts set forth in the table on page 1 of this prospectus, measured at the close of each business day from January 1, 1999 to the pricing date. In the event that an underlying security was not yet publicly traded on January 1, 1999, the value of that security on the day it became publicly traded was distributed, pro-rata, among the other publicly traded constituent stocks. Of the constituent stocks that were publicly traded on January 1, 1999, their share amounts were grossed up to reflect an original
investment of [$             ] in the group of composite stocks. Their
subsequent share amounts were adjusted as newly traded constituent stocks were added to the composite. Constituent stocks that were added after January 1, 1999 were incorporated into the table and graph as of their initial public offering date in the number of shares as represented on page 1 of this prospectus. Past performance is not necessarily indicative of future performance, and the performance table and graph data, set forth below, are not necessarily indicative of future XYZ NETS values.

[Graph of historical XYZ NETS performance]













              XYZ                  XYZ                  XYZ                  XYZ                  XYZ                  XYZ
  1999        NETS      1999       NETS      2000       NETS      2000       NETS      2000       NETS      2000      NETS
-------     -------    -----      -----     -----      ------    ------    -------    ------     ------    -----     ------

                 Description of The Depositary Trust Agreement


         General. The depositary trust agreement, dated as of [              ],
2000, among Epoch Securities, Inc., Investors Bank & Trust Company, as trustee, other depositors and the owners of the XYZ NETS, provides that XYZ NETS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.

         The trustee. Investors Bank & Trust Company, a Massachusetts trust company, will serve as trustee under the depositary trust agreement. Investors Bank & Trust Company, which is subject to supervision by the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System, is a subsidiary of Investors Financial Services Corp., a bank holding company organized under the laws of the state of Delaware. Investors Bank & Trust Company and its affiliates provide global custody, multicurrency accounting, institutional transfer agency, performance measurement, cash management, foreign exchange, securities lending, mutual fund administration, institutional trust services and investment advisory services. These services are generally provided to financial asset managers, such as mutual fund complexes, investment advisors, banks and insurance companies. As of December 31, 1999, Investors Bank & Trust Company and its affiliates provided such services for net assets totaling approximately $290 billion, including approximately $17 billion of foreign assets. Services are provided from offices in Boston, New York, Toronto, the Cayman Islands and Dublin.

         Creation and issuance of XYZ NETS. If you are a DTC accountholder or have made arrangements satisfactory to the trustee for the deposit of the requisite underlying securities in the XYZ NETS Trust through DTC, you may create XYZ NETS in round-lots of 100 XYZ NETS by delivering to the trustee the requisite underlying securities. You will not be able to create the XYZ NETS through an in-kind deposit for a period of 25 days after the initial offering. The XYZ NETS Trust will only issue XYZ NETS upon the deposit of the whole shares represented by a round-lot of 100 XYZ NETS. In the event that a fractional share comes to be represented by a round-lot of XYZ NETS, the XYZ NETS Trust may require a minimum of more than one round-lot of 100 XYZ NETS for an issuance so that the XYZ NETS Trust will always receive whole share amounts for issuance of XYZ NETS. The depositary trust agreement provides for further issuances of XYZ NETS on a continuous basis without your consent, subject to suspension by the trustee in certain limited instances.

         If you create XYZ NETS, you will be required to make certain representations and warranties with respect to the securities deposited and if such representations and warranties are determined by the trustee, in its sole discretion, to be materially inaccurate at the time deemed given and that the inaccuracy has or may adversely affect other beneficial owners in any material respect, the depositary trust agreement provides for certain actions that may be taken by the trustee, including, if lawful and feasible, redelivering the underlying securities (and any securities or financial instruments resulting therefrom since the date of deposit) to you or to related successors in interest.

         Exchange of XYZ NETS for the underlying securities. You may exchange XYZ NETS in integral multiples of 100 XYZ NETS by surrendering them to the XYZ NETS Trust in order to receive the deposited shares from the XYZ NETS Trust. You may exchange your XYZ NETS for the underlying securities at any time after the initial offering, subject to suspension by the trustee in certain limited instances. The trustee will not deliver fractional shares of underlying securities, to the extent that any exchange of XYZ NETS would otherwise require the delivery of fractional shares. The XYZ NETS Trust will deliver cash in lieu of such shares. You may exchange your XYZ NETS for the underlying securities, during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. Exchanges of XYZ NETS may only be accomplished through your broker or other financial intermediary who is a participant of DTC, acting on your behalf. You should receive your underlying securities no later than the business day after the trustee receives your request.

         Commissions, issuance and exchange fees. If you choose to create XYZ NETS through an in-kind deposit twenty-five days after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and exchange fees described below, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker.

         If you wish to create XYZ NETS by delivering to the XYZ NETS Trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $5.00 for each round-lot of 100 XYZ NETS. If you wish to exchange your XYZ NETS for the underlying securities, the trustee will charge you an exchange fee of up to $5.00 for each round-lot of 100 XYZ NETS issued.

         Custody and handling fees. Investors Bank & Trust Company, as trustee and as custodian, will charge you a quarterly custody fee of $1.00 for each round-lot of 100 XYZ NETS to be deducted from any cash dividend or other cash distributions on underlying securities received by the XYZ NETS Trust. In addition, Investors Bank & Trust Company, as trustee and as custodian, will charge you a handling fee of $.25 for each round-lot of 100 XYZ NETS, when each cash dividend or other cash distribution on the underlying securities is made. The custody fee and handling fee will be deducted from any dividend payments or other cash distributions on underlying securities, including any cash resulting from the sale of fractional shares, or any cash distribution resulting from a merger or other corporate transaction received by the trustee. The aggregate custody fee payable in any calendar year will not accrue in excess of the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Voting rights. The trustee will deliver to you proxy-soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities or to vote directly on such matters. If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your XYZ NETS and receiving all of your underlying securities.

         Under the depositary trust agreement, any beneficial owner of XYZ NETS, other than Epoch Securities, Inc., owning XYZ NETS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the XYZ NETS Trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to make distributions as promptly as practicable after receipt from the issuers of the related underlying securities. Nevertheless, you may receive your distributions later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to XYZ NETS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee and handling fee as described in "Custody and handling fees" above.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the XYZ NETS Trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following circumstances:

     o If an issuer of underlying securities no longer has a class of common stock registered under Section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the XYZ NETS.

     o If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the XYZ NETS.

     o If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of XYZ NETS, unless the merger, consolidation or other corporate combination is between companies that are already included in the XYZ NETS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the XYZ NETS Trust.

     o If an issuer's underlying securities are delisted from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or NASDAQ within 5 business days from the date such securities are delisted.

         If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         Termination of the XYZ NETS Trust. The XYZ NETS Trust will terminate on December 31, 2005, or earlier if a termination event occurs. If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event. These termination events include:

     o The XYZ NETS are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or NASDAQ within five business days from the date the XYZ NETS are delisted.

     o The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Epoch Securities, Inc., as initial depositor, of its intent to resign.

     o More than 50% of beneficial owners of outstanding XYZ NETS, other than Epoch Securities, Inc., vote to dissolve and liquidate the XYZ NETS Trust.

     o Either Epoch Securities, Inc., as the initial depositor, or the trustee determines, in its sole discretion, that legal or regulatory issues (including litigation, patent infringement claims arising from similar financial products originated by unaffiliated third parties, SEC action or interpretive developments of applicable law or regulation) make such early termination in the best interest of the beneficial owners of the XYZ NETS, Epoch Securities, Inc. or the trustee.

     o Less than nine issuers of underlying securities are represented by the XYZ NETS.

     o In excess of $50,000 of extraordinary trust expenses, as defined in the depositary trust agreement, have been incurred by or on behalf of the XYZ NETS Trust since the closing date, or are reasonably believed by the trustee to be incurred within the succeeding 30 day period and either the trustee or Epoch Securities, Inc. elects to terminate the XYZ NETS Trust.

         Upon termination, the trustee will distribute the underlying securities to the owners subject to the payment of any trustee fees, applicable taxes or governmental charges.

         Amendment of the depositary trust agreement. The trustee and Epoch Securities, Inc., as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the XYZ NETS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of XYZ NETS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of XYZ NETS will not become effective until 30 days after notice of the amendment is given to the beneficial owners of XYZ NETS.

         Address of the trustee. Investors Bank & Trust Company, Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.

         Governing law. The depositary trust agreement and XYZ NETS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any beneficial owner of the XYZ NETS free of charge upon written request.

         Duties and immunities of the trustee. The trustee will act as fiduciary to the XYZ NETS Trust to the extent provided by the terms of the depositary trust agreement. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the XYZ NETS.

         The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement and will not incur any liability if it is delayed in or prevented from performing these duties because of any law or regulation, corporate restriction of any company whose common stock is represented by the XYZ NETS or other circumstance beyond its control, or if it may become subject to any penalty on account of so acting. Subject to the preceding sentence, the trustee will be liable for its own negligence or bad faith. The depositary trust agreement contains other customary provisions limiting the liability of the trustee. In performing its obligations under the depositary trust agreement, the trustee may consult with Epoch Securities, Inc., in its sole discretion, from time to time, in its determination of various matters arising under the terms of the depositary trust agreement.

         Epoch Securities, Inc. has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement and in connection with periodic reports filed or not filed with the SEC with respect to the XYZ NETS. Should a court determine not to enforce the indemnification provision, Epoch Securities, Inc. also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                        Federal Income Tax Consequences

General

         The following is a summary of the U.S. federal income tax consequences relating to the XYZ NETS for:

     o    a citizen or resident of the United States;

     o a corporation or partnership, including any entity treated as a corporation or partnership for U.S. federal income tax purposes, created in or organized under the laws of the United States, any state thereof or the District of Columbia;

     o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. holder"); and

     o    any person other than a U.S. holder (a "Non-U.S. holder").

         This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the XYZ NETS as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. This summary does not address any state, local or foreign tax consequences of an investment in the XYZ NETS. We strongly suggest that you consult with your own tax advisor to ensure that you correctly understand how the U.S. federal income tax laws will apply to your particular situation.

Taxation of the XYZ NETS Trust

         The XYZ NETS Trust will be treated as a grantor trust or custodial arrangement for United States federal income tax purposes. This means that the XYZ NETS Trust will not be taxed, but any tax consequences will flow through to the holders of the XYZ NETS.

Taxation of XYZ NETS

         A holder purchasing and owning XYZ NETS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by the XYZ NETS. Thus, a holder will be taxed in the same manner as such holder would have been taxed if the holder directly owned the underlying securities. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         When purchasing XYZ NETS, a holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the XYZ NETS among the underlying securities based on their relative fair market values at the time of the XYZ NETS purchase. Similarly, when selling XYZ NETS, a holder will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of the XYZ NETS sale. When a holder creates XYZ NETS through an in-kind deposit of the requisite number of underlying securities with the trustee, the holder's initial tax basis in the underlying securities represented by such XYZ NETS will equal such holder's tax basis in such underlying securities immediately prior to their delivery to the trustee. A holder's gain or loss with respect to each underlying security will be computed by subtracting its basis in the underlying security from the amount realized on that security. Any such gain or loss for each underlying security will be a long-term or short-term capital gain or loss, depending upon the holder's holding period with respect to that underlying security. In general, a holder's holding period with respect to each underlying security will include any period during which the holder directly held that underlying security or held the XYZ NETS that represented the underlying security.

         The distribution of any securities by the XYZ NETS Trust upon the surrender of XYZ NETS, the occurrence of a reconstitution event, or a termination event will not be a taxable event. The holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the XYZ NETS Trust, and, in the case of a holder that created XYZ NETS by delivering the requisite number of underlying securities to the trustee, the period that the holder held the underlying securities prior to delivering such underlying securities to the trustee. The holder's tax basis in each of the distributed securities will equal the holder's tax basis in that security immediately prior to such distribution.

Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing an XYZ NETS will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling XYZ NETS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Non-U.S. holders

         Non-U.S. holders should consult their tax advisors regarding U.S. withholding and other taxes that may apply to an investment in the underlying securities through an investment in the XYZ NETS.

                             ERISA Considerations

         Any plan fiduciary which proposes to have a plan acquire XYZ NETS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of XYZ NETS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                                 Underwriting

         In accordance with the depositary trust agreement on the closing date, the XYZ NETS Trust will issue to Epoch Securities, Inc., as representative of the several underwriters, the XYZ NETS after Epoch Securities, Inc., as initial depositor, deposits the underlying securities in the XYZ NETS Trust. The underwriters, which include Ameritrade (Inc.) and Charles Schwab & Co., Inc. propose to offer the XYZ NETS to the public at the offering price set forth on the cover page of this prospectus. Epoch Securities, Inc. expects the XYZ NETS Trust to deliver the initial XYZ NETS against deposit of the underlying securities through the facilities of DTC in New York, New York on [ ], 2000. After the initial offering, the public offering price may be changed. The XYZ NETS Trust may continue to issue XYZ NETS, in connection with deposits of underlying securities. The underwriters do not expect any sales made to discretionary accounts to exceed 5% of the total number of XYZ NETS offered.

         The corporate parents of Charles Schwab & Co., Inc., Ameritrade (Inc.) and another entity are equity investors in Epoch Securities, Inc.'s corporate parent. Charles Schwab & Co., Inc. and Ameritrade (Inc.) will commit to purchase from Epoch Securities, Inc., prior and subject to Epoch Securities, Inc.'s initial deposit of the underlying securities in the XYZ NETS Trust, all of the XYZ NETS acquired by Epoch Securities, Inc. as a result of such deposit, in the amounts set forth below at the initial offering price, and to offer and sell the XYZ NETS to public investors. Ameritrade (Inc.) and Charles Schwab & Co., Inc. are obligated to try to sell those XYZ NETS to brokerage customers who buy XYZ NETS through the Internet, a computerized system or other automated system, but they otherwise are entitled to allocate XYZ NETS following their customary practices. Charles Schwab & Co., Inc. and Ameritrade (Inc.), as such, will be underwriters and will be parties to the underwriting agreement. It is not intended that Epoch Securities, Inc. will directly sell any XYZ NETS.

                                                            Number of XYZ NETS

         Ameritrade (Inc.)............................... $

         Charles Schwab & Co., Inc.......................

         TOTAL........................................... $

         A prospectus in electronic format will be made available on the Internet at www.epochnets.com and may also be made available on websites maintained by other underwriters for sale to their online brokerage account holders.

         Epoch Securities, Inc. will be the initial depositor of the underlying common stocks to the XYZ NETS Trust and the managing underwriter of the XYZ NETS. Epoch Securities, Inc. is an investment bank formed in November 1999. In addition to this offering, Epoch Securities, Inc. has engaged in the business of public and private equity financing, private equity investing and financial advisory services since its inception. The five senior members of Epoch Securities, Inc.'s investment banking team have in the aggregate 40 years of investment banking experience in the securities business. Epoch Securities, Inc. may provide investment banking and other financial services to certain of these companies in the future, for which it will receive customary fees and commissions.

         Ameritrade (Inc.) and Charles Schwab & Co., Inc. may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the XYZ NETS; however, any such delivery is not an admission of affiliation as that term is used in applicable securities laws. Ameritrade (Inc.) and Charles Schwab & Co., Inc. may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.



                                 Legal Matters

         The validity of the XYZ NETS, will be passed upon for Epoch Securities, Inc., the initial depositor and the managing underwriter, by Brown & Wood LLP, New York, New York. Brown & Wood LLP, New York, New York, as special U.S. tax counsel to the XYZ NETS Trust, also will render an opinion regarding the material federal income tax consequences relating to the XYZ NETS.

                      Where You Can Find More Information

         A registration statement on Form S-1 has been filed with the SEC covering the XYZ NETS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Epoch Securities, Inc. will not file any reports pursuant to the Securities Exchange Act of 1934 and the XYZ NETS Trust will file modified reports pursuant to the Securities Exchange Act of 1934.

         Because the common stock of the issuers of the underlying securities is registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         Epoch Securities, Inc., the XYZ NETS Trust, the trustee and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to XYZ NETS. This prospectus relates only to XYZ NETS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with XYZ NETS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the XYZ NETS, have been publicly disclosed.

                                   Exhibit A

         The following tables provide a brief description of the business of each of the issuers of the underlying securities and sets forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during
1995, 1996, 1997, 1998, 1999 and 2000 through [         ] 2000. All market
prices in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

Sample Company (XXXX)

         Company description


              Closing              Closing              Closing              Closing             Closing              Closing
    1995       Price      1996      Price      1997      Price      1998      Price     1999      Price      2000      Price

                      [GRAPHIC OMITTED][GRAPHIC OMITTED]









                            [ ] Depositary Receipts

                               XYZ NETS(sm) Trust

                             -------------------
                                  PROSPECTUS

                             -------------------




                               [GRAPHIC OMITTED]






                             [           ], 2000

         Until [                ], 2000 (25 days after the date of this
prospectus), all dealers effecting transactions in the offered XYZ NETS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

                                                            [ ]
                      [GRAPHIC OMITTED][GRAPHIC OMITTED]





                           [Industry theme picture]





                      XYZ NETS were created to provide:

                         o        Industry specific diversification

                         o        Ownership flexibility

                         o        Lower transaction costs

                         o        Tax benefits

                                Epoch Partners

         This brochure must be attached to a prospectus that provides a description of the XYZ NETS, including details of the
             risks associated with an investment in the XYZ NETS.

"NETS" and "New Era Trust Securities" are service marks of Epoch Partners,
Inc.

XYZ NETS Features

-------------------------------------------------------------------------------
"New Era Trust Securities"

XYZ NETS enable investors to easily diversify their holdings through the purchase of a single security that represents a group of twenty companies
involved in the [                         ] industry. These companies
generally are considered to be among the largest and most liquid companies with U.S.-traded common stock in this industry.

XYZ NETS offer investors:

     o Industry specific diversification. XYZ NETS are designed to allow you to diversify your investment in twenty companies through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

     o Ownership flexibility. The beneficial owners of XYZ NETS have undivided beneficial ownership interests in each of the underlying securities represented by the XYZ NETS and can exchange their XYZ NETS for the underlying securities represented by the XYZ NETS.

     o Lower transaction costs. The expenses associated with trading XYZ NETS are expected to be less than trading each of the underlying securities separately.

     o Tax benefits. Because you indirectly own the underlying securities, you can choose when to sell the XYZ NETS or exchange the XYZ NETS for the underlying securities and sell those securities in order to manage the timing of your recognition of short-term or long-term capital gains, if any.

What are the XYZ NETS?

-------------------------------------------------------------------------------


     The XYZ NETS are depositary receipts that represent your undivided beneficial ownership interest in the shares of U.S.-traded common stock held by the XYZ NETS Trust. The XYZ NETS themselves are separate from the underlying securities. The specific companies whose shares are represented by the XYZ NETS and the number of their shares of common stock that are represented by each round-lot of 100 XYZ NETS are set forth in the chart below. The final selection will be determined on [ _________ ], 2000, the pricing date, so that

     o    the initial issue price will be approximately $40 - $50 per XYZ
          NETS,

     o the initial weightings of each underlying security approximates the relative equity market values of the specified companies (based on the closing market prices of the underlying securities on the trading day immediately preceding the pricing date), and

     o    the maximum initial weighting of any underlying security is 15%.



                                                    Number of
                                                   Shares Per            Initial               Primary
              Name of Company       Ticker          Round-Lot          Weightings          Trading Market
              ----------------    -----------    ----------------    ----------------     ----------------







The inclusion of a company's common stock in XYZ NETS is not an investment recommendation of that company or its common stock by Epoch Securities, Inc., Ameritrade (Inc.), Charles Schwab & Co., Inc., the XYZ NETS Trust, the trustee or any of their affiliates.


The equity market value of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.

Who should consider the XYZ NETS?
-------------------------------------------------------------------------------


Since the performance of the XYZ NETS depends on the performance of companies
in the [                                 ] industry and, in particular, the
twenty underlying companies, they may be appropriate for investors who:

     o    seek a diversified equity investment in this industry, and

     o    seek equity returns from companies in the [           ] industry.



What are the risks of investing in the XYZ NETS?
-------------------------------------------------------------------------------


An investment in XYZ NETS involves risks similar to investing directly in each of the underlying securities, including risks associated with concentrated
investments in the [                          ] industry. In addition,
investment in the XYZ NETS involves industry-specific risks. Please refer to the section entitled "Risk Factors" on page 7 of the attached prospectus for a more complete description of these risks.

   Delivery of this brochure without an attached prospectus, which provides a description of the XYZ NETS Trust and the XYZ NETS, including details of the risks associated with an investment in the
                         XYZ NETS, is not authorized.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

Securities and Exchange Commission registration fee.....         $2,640
Printing and engraving expenses.........................              *
Legal fees and expenses.................................              *
Rating agency fees......................................              *
Miscellaneous...........................................              *
                                                             ---------------
                                                             ---------------
   Total................................................             $*
                                                             ===============
--------------------------
*To be added by amendment

Item 15.  Indemnification of Directors and Officers.
         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Paragraph Ninth of the Certificate of Incorporation of Epoch Securities, Inc. provides in effect that, subject to certain limited exceptions, Epoch Securities, Inc. shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Epoch Securities, Inc. are insured under policies of insurance maintained by Epoch Securities, Inc., subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers.

Item 16.  Exhibits.

         See Exhibit Index.

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on September 13, 2000.

                                       Epoch Securities, Inc.


                                       By: /s/ STANTON GREEN
                                           ------------------------------
                                           Name:  Stanton Green
                                           Title:  Managing Director

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stanton Green, with full power to act without the other, his true and lawful attorney-in-fact and agent with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 13, 2000.

             Signature                                     Title

        /s/ SCOTT RYLES                    President, Chief Executive Officer
-------------------------------------      and Director
            Scott Ryles

       /s/ RANDALL SCHWED                  Controller and Financial Operations
-------------------------------------      Principal
          Randall Schwed

                               INDEX TO EXHIBITS

Exhibits

     *1.1 Form of Underwriting Agreement

      4.1 Form of Standard Terms for Depositary Trust Agreements between Epoch Securities, Inc. and Investors Bank & Trust Company, as trustee,
          dated as of             , 2000, and included as exhibits thereto,
          form of Depositary Trust Agreement and form of NETS

     *5.1 Opinion of Brown & Wood LLP regarding the validity of the XYZ NETS
          Receipts

     *8.1 Opinion of Brown & Wood LLP, as special U.S. tax counsel regarding the material federal income tax consequences

     24.1 Power of Attorney (included in Part II of Registration Statement)

---------
* To be filed by amendment.